UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 14, 2003

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Radnor Corporate Center, Suite 200,
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name, Former Address, and Former Fiscal Year, If Changed Since Last Report)

Item 5. Other Events.

On January 15, 2003, Registrant issued the following press release:

Penn Virginia Resource Partners, L.P.

One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact: Frank A. Pici, Vice President and Chief Financial Officer

(610) 687-8900 Fax (610) 687-3688 E-Mail: invest@pvresource.com

PENN VIRGINIA RESOURCE PARTNERS, L.P. ANNOUNCES NEW DIRECTOR

RADNOR, Pa., January 15, 2003 - Penn Virginia Resource Partners, L.P. (NYSE: PVR) announced today that Edward B. Cloues, II has been elected to the Board of Directors of its general partner, Penn Virginia Resource GP, LLC.

Since December 2001, Mr. Cloues has served as a director of Penn Virginia Corporation (NYSE: PVA), the sole shareholder of the general partner. Since 1998, Mr. Cloues has been Chairman of the Board and Chief Executive Officer of K-Tron International, Inc. (Nasdaq: KTII), a Nasdaq National Market company. K-Tron is involved in the design and manufacture of high performance material handling equipment for the process industries, including, through its recent purchase of all of the stock of Pennsylvania Crusher Corporation, the manufacture of size reduction equipment used by utilities to crush coal for use in coal-fired plants. In addition to his management and operations experience, Mr. Cloues, 55, brings over 25 years of experience in mergers and acquisitions, much of it gained during his partnership at Morgan, Lewis & Bockius LLP, one of the world's largest law firms.

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PVR was formed by Penn Virginia Corporation (NYSE: PVA) to manage coal properties in the United States. PVR also provides fee-based coal preparation and transportation facilities to some of its lessees to enhance their production levels and to generate additional coal services revenues. In addition to the coal business, PVR generates revenues from the sale of timber growing on its properties. PVR is headquartered in Radnor, PA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2003	PENN VIRGINIA RESOURCE PARTNERS, L.P.
By: Penn Virginia Resource GP, LLC , General Partner

Name	By:/s/ Nancy M. Snyder
Title:	Nancy M. Snyder Vice President